                    RYDER SCOTT COMPANY PETROLEUM ENGINEERS



                                                                    EXHIBIT 23.6


               CONSENT OF RYDER SCOTT COMPANY PETROLEUM ENGINEERS

     We hereby consent to the incorporation by reference into the Form S-8 Registration Statement of Southern Mineral corporation a Nevada Corporation (the "Company"), of the references of this firm and to our report on the Company's estimated Ecuadorian proved reserves as of December 31, 1997, contained in its Annual Report on Form 10-KSB for the year ended December 31, 1997.

                                        /s/ RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS

                                        RYDER SCOTT COMPANY
                                        PETROLEUM ENGINEERS

Houston, Texas
April 27, 1998